EXHIBIT (K)(2)


                             AMENDMENT No. 2 TO
                        SUB-ADMINISTRATION AGREEMENT

     AMENDMENT No. 2, made as of this ____ day of _______, 2003, to the Sub-Administration Agreement dated as of May 23, 2000 among Hyperion Capital Management, Inc. (the "Company"), a Delaware corporation on behalf of the Hyperion 2005 Investment Grade Opportunity Term Trust, Inc., Hyperion Total Return Fund, Inc., Hyperion High-Yield CMBS Fund, Inc., Lend Lease Hyperion Mortgage Opportunity Fund, Inc. and Hyperion Strategic Mortgage Income Fund, Inc. (the "Funds") and State Street Bank and Trust Company, a Massachusetts trust company (the "Bank").

     WHEREAS,  the  Company,  the  Funds  and  the  Bank  have  entered  into  a
Sub-Administration   Agreement   for  the  provision  by  the  Bank  of  certain
administrative services to the Funds and the Trust and;

     WHEREAS, the Company wishes to add Hyperion Collateralized Securities Fund, Inc. (the "New Fund") as a party to the Sub-Administration Agreement, and each of the New Fund, the Company, the Funds and the Bank wish to amend the Sub-Administration Agreement to (i) add the New Fund as a party thereto and (ii) amend the Fee Schedule to include the New Fund;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

     1. The New Fund shall be added to the Sub-Administration Agreement as an additional party. The New Fund shall become subject to the provisions of the Sub-Administration Agreement to the same extent as the existing Funds, except to the extent that such provisions (including those relating to the compensation and expenses payable by the Funds) are hereby modified with respect to the New Fund in writing by the New Fund and the Bank.

     2. The New Fund hereby makes all of the representations and warranties to the Bank contained in Section 4 of the Sub-Administration Agreement.

     3.   The Fee Schedule annexed hereto shall replace any prior fee schedule.

     4.   Schedule A annexed hereto shall replace any prior Schedule A.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the date first written above.

         Hyperion Capital Management, Inc.

         By:
                  -----------------------------------------------------
         Name:    Thomas F. Doodian
         Title:   Chief Operating Officer


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         Hyperion 2005 Investment Grade Opportunity Term Trust, Inc.
         Hyperion Total Return Fund, Inc.
         Hyperion High-Yield CMBS Fund, Inc.
         Lend lease Hyperion Mortgage Opportunity Fund, Inc.
         Hyperion Strategic Mortgage Income Fund, Inc.


         By:
                  -----------------------------------------------------
         Name:    Thomas F. Doodian
         Title:   Treasurer


         Hyperion Collateralized Securities Fund, Inc.


         By:
                  -----------------------------------------------------
         Name:    Thomas F. Doodian
         Title:   Treasurer


         STATE STREET BANK AND TRUST COMPANY


         By:
                  -----------------------------------------------------
         Name:    Gary L. French
         Title:   Senior Vice President

SUB-ADMINISTRATION AGREEMENT
Hyperion Funds



                                          SCHEDULE A
                       Listing of Investment Funds and Authorized Shares



Investment Fund                                             Authorized Shares

Hyperion 2005 Investment Grade Opportunity Term Trust, Inc.
Hyperion Total Return Fund, Inc.
Hyperion High-Yield CMBS Fund, Inc.
Lend Lease Hyperion Mortgage Opportunity Fund, Inc.
Hyperion Strategic Mortgage Income Fund, Inc.
Hyperion Collateralized Securities Fund, Inc.




Amended as of _________, 2003


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




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                                       STATE STREET BANK AND TRUST COMPANY
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                            FUND ADMINISTRATION COMPLEX FEE SCHEDULE
                                       FOR HYPERION FUNDS




I.       FEES FOR FUND ADMINISTRATION SERVICES:

The following fee schedule is for sub-administration services for the following Hyperion Funds: Hyperion 2005 Investment Grade Opportunity Term Trust Inc., Hyperion Total Return Fund Inc., Hyperion High-Yield Commercial Mortgage Fund, Inc., Lend Lease Hyperion Mortgage Opportunity Fund, Inc. , Hyperion Strategic Mortgage Income Fund, Inc. and Hyperion Collateralized Securities Fund, Inc. For these funds, the services include: Daily accounting oversight; IRS, SEC & Prospectus Compliance; financial reporting; expense budgeting & bill processing; SEC performance, board reporting and limited legal services1. For these services, the Funds will be charged according to the following fee schedule:

   ------------------------------------- ---------------------------------------
                                         Annual Fee
   Average Assets Break Point            Expressed in Basis Points: 1/100 of 1%
   --------------------------            --------------------------------------
   ------------------------------------- ---------------------------------------
   ------------------------------------- ---------------------------------------
   First $100 Million
   ------------------------------------- ---------------------------------------
   ------------------------------------- ---------------------------------------
   Next $100 Million
   ------------------------------------- ---------------------------------------
   ------------------------------------- ---------------------------------------
   Thereafter
   ------------------------------------- ---------------------------------------
   ------------------------------------- ---------------------------------------
   Minimum Per Fund
   ------------------------------------- ---------------------------------------

-------- 1 Legal services are limited to the preparation, for review and approval by Hyperion and it's outside legal counsel, of the following: initial fund registration statements on Form N-2, annual proxy statements and Forms N-8F.

Fund Fees:

The total net assets of all Funds will be used to calculate the fee by multiplying the net assets of all Funds by the basis point fees in the above schedule. The minimum fee will be calculated by multiplying the minimum fee by the number of Funds to arrive at the total minimum fee. The greater of the basis point fee or the minimum fee will be accrued to each fund based on the pro-rata total net asset value of each Fund.

II.      Services Not Performed

This proposal specifically does not include the following services: proxy tabulation, assembling and distributing board books, telephone support for shareholders' inquiries, tax preparation and filing, blue sky services and other services as outlined in the Sub-Administration Agreement and Fund Profile.

III.     Multiple Classes of Shares

An additional _______ annual fee will be applied for each class of shares, excluding the first class of shares, if more than one class of shares is operational in a Fund.

IV.      OUT OF POCKET EXPENSES - Include, But May Not Be Limited To:

o        Legal fees, audit fees and other professional fees

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




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                                 STATE STREET BANK AND TRUST COMPANY
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                              FUND ADMINISTRATION COMPLEX FEE SCHEDULE
                                         FOR HYPERION FUNDS




o      Postage
o      Supplies related to Fund records
o      Travel and lodging for Board and Operations meetings
o Preparation of financial statements other than Annual and Semi-Annual Reporting, _______ per financial report.

V.       SPECIAL ARRANGEMENTS

Fees for activities of a non-recurring nature such as reorganizations, and/or preparation of special reports will be subject to negotiation. Fees for a change in fund structure (i.e., Core and Feeder) are subject to negotiation.

VI.      TERM OF THE CONTRACT

The parties agree that this fee schedule shall remain in effect until December 31, 2004 and from year to year thereafter until it is revised as a result of negotiations initiated by either party.

HYPERION CAPITAL MANAGEMENT, INC.  Hyperion 2005 Investment Grade Opportunity
                                   Term Trust, Inc.
                                   Hyperion Total Return Fund, Inc.
                                   Hyperion High-Yield CMBS Fund, Inc.
                                   Lend Lease Hyperion Mortgage Opportunity
                                   Fund, Inc.
                                   Hyperion Strategic Mortgage Income Fund, Inc. HYPERION COLLATERALIZED SECURITIES FUND, INC.



By:_____________________________                  By: _________________________
Name:    Thomas F. Doodian                        Name:    Thomas F. Doodian
Title:   Chief Operating Officer                  Title:   Treasurer
Date:    _____________, 2003                      Date:    __________, 2003


STATE STREET BANK AND TRUST COMPANY

By:_____________________________
Name:    Gary L. French
Title:   Senior Vice President
Date:    _____________, 2003